EVERGREEN EQUITY TRUST

200 Berkeley Street

Boston, Massachusetts 02116

March 7, 2005

Evergreen Service Company

200 Berkeley Street

Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the “Agreement”), as defined in the Agreement, this is to notify Evergreen Service Company that Evergreen Disciplined Value Fund, a series of Evergreen Equity Trust, hereby elects to become a Fund party to such Agreement.

                                                      EVERGREEN EQUITY TRUST

                                                      on behalf of:

                                                     Evergreen Disciplined Value Fund

                                                      By: _______________________________

                                                            Elizabeth A. Smith

                                                            Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY

By:       ____________________________

Ann Marie Becker

President

Dated as of                                                       , 2005